J.P. Morgan Exchange-Traded Fund Trust
Rule 10f-3 Transactions
For the period from September 1, 2016 to February
28, 2017
The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3
Procedures of the Funds:

Trade Date		11/01/16
Issuer			Lamb Weston Holdings Inc.
(LW 4.625% November 1, 2024 144A)
CUSIP/ Sedol		513272AA2
Shares/PAR		16,000
Offering Price		$100.00
Spread			1.40%
Cost			$16,000
Dealer Executing Trade	Goldman Sachs and Company
New York
% of Offering*		2.82%
Syndicate		Scotiabank, JPMorgan, Wells Fargo
Securities, Rabobank, Goldman, Sachs & Co., BofA
Merrill Lynch, Mizuho Securities

Trade Date		11/01/16
Issuer			Lamb Weston Holdings Inc.
(LW 4.875% November 1, 2026 144A)
CUSIP/ Sedol		513272AB0
Shares/PAR		16,000
Offering Price		$100.00
Spread			1.40%
Cost			$16,000
Dealer Executing Trade	Goldman Sachs and Company
New York
% of Offering*		2.22%
Syndicate		Scotiabank, JPMorgan, Wells Fargo
Securities, Rabobank, Goldman, Sachs & Co., BofA
Merrill Lynch, Mizuho Securities

Trade Date		2/15/17
Issuer			AECOM (ACM 5.125% March 15,
2027 144A)
CUSIP/ Sedol		00774CAA5
Shares/PAR		64,000
Offering Price		$100.00
Spread			1.13%
Cost			$64,000
Dealer Executing Trade	BofA Merrill Lynch
% of Offering*		6.92%
Syndicate		Scotiabank, Credit Agricole CIB,
BNP Paribas, JPMorgan, Wells Fargo Securities, HSBC,
SMBC Nikko, BBVA, MUFG, Sun Trust Robinson Humphrey,
BofA Merrill Lynch, Mizuho Securities